Exhibit 4.6
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.
WARRANT
To Purchase Shares
of
Myriant Technologies, Inc.
Issued: January 13, 2011
     THIS CERTIFIES THAT Camulos BioEnergy Partners LLC or its registered and permitted assigns, is entitled, at any time prior to the Expiration Date (as hereinafter defined), to purchase from Myriant Technologies, Inc., a Delaware corporation (the “Company”), 56,976 shares of the common stock of the Company (the “Shares”) (subject to adjustment as provided herein), in whole or in part, at the Exercise Price (as hereinafter defined), all on the terms and conditions and pursuant to the provisions hereinafter set forth.
1. DEFINITIONS. As used in this Warrant, the following terms have the respective meanings set forth below:
     “Additional Shares” means all Shares issued by the Company after the Closing Date, other than Permitted Shares.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day that is not Saturday, Sunday or other day when banks are required or permitted to be closed in the State of New York.
     “Closing Date” means January 13, 2011.
     “Commission” means the U.S. Securities and Exchange Commission.
     “Company” has the meaning set forth in the opening paragraph of this Warrant.
     “Convertible Securities” means any security exchangeable for or convertible into Shares.

     “Current Market Price” means, in respect of any Share on any date herein specified, the Current Market Value per Share at such date, or if there shall then be a public market for the Shares, the average of the daily market prices for the ten (10) consecutive Business Days commencing ten (10) Business Days before such date or, at the time of an initial public offering of the Company’s Shares, the initial public offering price. The daily market price for each such Business Day shall be (i) the last sale price on such date on the principal exchange where such Shares are then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Shares are not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such entity at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of the NASD selected mutually by the Holder and the Company or, if they cannot agree upon such selection, as selected by two (2) such members of the NASD, one of which shall be selected by the Holder and one of which shall be selected by the Company.
     “Current Market Value” means, in respect of any Share on any date herein specified, the current market value of such Shares (determined without giving effect to the discount for a minority interest as of the last day of the most recent fiscal month prior to such date specified, based on (i) any actual cash transaction whereby the Company sells Shares (or equivalents) pursuant to an arm’s length transaction, and if such a cash price is not available, then (ii) the equity value of the Company, as determined in good faith by an Independent Financial Expert, divided by the number of Fully Diluted Outstanding Shares; provided, however, that, in determining the current market value of such Shares, such Independent Financial Expert shall, to the extent reasonably practical, compare the value of such Shares to Shares or shares of publicly-held companies operating in the Company’s industry. By way of explanation of the foregoing, even if the Company is privately-held as of the date of such determination, the Independent Financial Expert will, to the extent reasonably practical, compare the Company to publicly-held companies operating in the same industry. If an Independent Financial Expert selected by the Company is not acceptable to the Holder involved in such determination and the Company and such Holders cannot agree on a mutually acceptable Independent Financial Expert, then such Holders and the Company shall each choose one Independent Financial Expert, and the respective chosen Independent Financial Experts shall agree on another Independent Financial Expert that shall make the determination. The Company shall retain, at its sole cost, such Independent Financial Experts as may be necessary for determining Current Market Value required by the terms of this Warrant. Notwithstanding the foregoing, if the Current Market Value is to be determined as a result of or in connection with a cash transaction for the sale or purchase of Shares in an arm’s length transaction as a result of the exercise of “drag along” or “tag along” rights, then the Current Market Value shall be the value of the Shares in such transaction.
     “Defaulting Party” has the meaning set forth in Section 14.1 of this Warrant.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     “Exercise Price” means a purchase price of Ten and No/100 Dollars ($10.00) per Share and adjusted as provided herein.
     “Expiration Date” means August 15, 2015.
     “Fully Diluted Outstanding” means, when used with reference to Shares, at any date when the number of Shares is to be determined, all Shares outstanding at such date and all Warrant Shares outstanding on such date, and all Shares issued or issuable pursuant to the exercise, conversion or exchange of Options or Convertible Securities outstanding on such date.
     “Holdco” has the meaning set forth in Section 4.1(d) of this Warrant.
     “Holder” means the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.
     “Independent Financial Expert” means an investment banking firm of nationally recognized standing mutually chosen by the Company and the Holder or otherwise selected pursuant to the procedures specified under “Current Market Value” above.
     “Legend Removal Date” has the meaning set forth in Section 9 of this Warrant.
     “NASD” means the National Association of Securities Dealers, Inc., or any successor corporation thereto.
     “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Shares, Convertible Securities or other equity interests in the Company.
     “Permitted Shares” means (i) Warrant Shares; (ii) Shares issued or issuable on conversion or exercise of Convertible Securities or Options outstanding on the date hereof and set forth on Schedule A hereto; and (iii) Reserved Employee Shares.
     “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
     “Qualified IPO” means a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offering or sale by the Company of its Shares in which the per Share price paid by the public for such Shares shall be at least (i) if the public offering occurs within eighteen (18) months of the date here of, then 1.2 times the Exercise Price per Share, (ii) if the public offering occurs anytime during the period beginning eighteen (18) months and one (1) day from the date hereof and ending twenty-four (24) months from the date hereof, then 1.4 times the Exercise Price, and (iii) if the public offering occurs anytime after twenty-four (24) months from the date hereof, then 1.5 times the Exercise Price.
     “Reclassified Shares” has the meaning set forth in Section 14.12 of this Warrant.

     “Reserved Employee Shares” shall mean all Shares reserved by the Company for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Company, all under arrangements approved by the Board of Directors, provided that such Shares shall not exceed in the aggregate eight percent (8%) of the Fully Diluted Outstanding Shares as of the date hereof without the written consent of Holders of Warrants exercisable for at least 66-2/3% of the aggregate number of Shares then purchasable upon exercise of this Warrant and the other Warrants.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” has the meaning set forth in the preamble of this Warrant.
     “Stockholders Agreements” means collectively, (i) that certain Investor Rights Agreement dated January 13, 2011, by and among the Company and the other stockholders of the Company that are party thereto, (ii) that certain Voting Agreement, dated January 13, 2011, by and among the Company and the other stockholders of the Company that are party thereto, and (iii) that certain Right of First Refusal and Co-Sale Agreement, dated January 13, 2011, by and among the Company and the other stockholders of the Company that are party thereto.
     “Transfer” means any disposition of any Warrant or Warrant Shares or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act.
     “Warrant Price” means an amount equal to (i) the number of Shares being purchased upon any exercise of this Warrant pursuant to Section 2.1 or Section 2.3, multiplied by (ii) the Exercise Price as adjusted pursuant to the terms of this Warrant as of the date of such exercise.
     “Warrant Shares” means the Shares purchased by the Holder of this Warrant and the holders of the other Warrants upon the exercise hereof or thereof.
     “Warrants” means (i) this Warrant, (ii) all other warrants issued pursuant to that certain Warrant Issuance Agreement dated as of July 16, 2009 by and among the Company and each of those persons whose names are set forth on the Schedule of Investors attached thereto as Exhibit A, and (iii) all warrants issued upon transfer, division or combination of, or in substitution for, any of the foregoing; provided that all Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Shares for which they may be exercised and the name of the Holder thereof.
2. EXERCISE OF WARRANT
     2.1 General. At any time and from time to time after the date hereof and until 5:00 p.m., New York, New York time, on the Expiration Date, Holder may exercise this Warrant, on any Business Day, for all or any part of the number of Shares purchasable hereunder. Upon exercise of this Warrant, the Holder shall automatically become a party to the Stockholders Agreements, and will take all action, including the execution of signature pages to such agreements, to effect the same.
     2.2 Cash Exercise. Holder may exercise this Warrant, in whole or in part, by delivering to the Company at the Company’s principal offices at Two Batterymarch Park, Suite

301, Quincy, Massachusetts 02169 or at such other office or agency designated by the Company pursuant to Section 12, the following: (i) a written notice of Holder’s election to exercise this Warrant specifying the number of Shares to be purchased, (ii) payment of the Warrant Price and (iii) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A, duly executed by Holder or its agent or attorney. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates, as applicable, reflecting Holder’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as hereinafter provided in Section 2.5. The Share certificate or certificates so delivered shall be in such denomination or denominations as such Holder shall request in the notice and shall be registered in the name of Holder or, subject to any restrictions on transfer, such other name as shall be designated in the notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been effective, and Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date the notice, together with the cash or check or checks and this Warrant, is received by the Company as described above and all taxes required to be paid by Holder, if any, pursuant to Section 2.4 prior to the issuance of such Shares have been paid. If this Warrant has been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Payment of the Warrant Price shall be made at the option of Holder by certified or official bank check or by wire transfer. In addition to the issuance of Share certificates to Holder and, in the event the Stockholders Agreements do not provide for certification of the Shares, the Company will take all necessary action to revise Schedule A to the Stockholders Agreements to reflect the issuance of additional Shares to Holder.
     2.3 Automatic Exercise.
          (a) Automatic Exercise. Notwithstanding anything to the contrary herein contained, immediately prior to the consummation of a Qualified IPO, this Warrant shall be deemed automatically exercised at the Exercise Price; and
          (b) Payment of Exercise Price Following Automatic Exercise. Promptly following the exercise of this Warrant pursuant to Section 2.3(a) and in any event within three days thereafter, the Holder shall deliver to the Company at the Company’s principal offices at Two Batterymarch Park, Suite 301, Quincy, Massachusetts 02169 or at such other office or agency designated by the Company pursuant to Section 12, the following: (i) payment of the Warrant Price and (iii) this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to Holder a certificate or certificates reflecting Holder’s ownership of the aggregate number of Shares issuable upon such exercise, together with cash in lieu of any fraction of a Share, as hereinafter provided in Section 2.4. The Share certificate or certificates so delivered shall be in such denomination or denominations as such Holder shall request in writing and shall be registered in the name of Holder or, subject to any restrictions on transfer, such other name as shall be designated in writing. If this Warrant has been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of Holder, appropriate notation may be made on this Warrant and the same returned to Holder. Payment of the Warrant Price shall be made at the option of the Holder by certified or official bank check or by wire transfer. In addition to the issuance of Share certificates to Holder and, in the event the Stockholders Agreements do not provide for certification of the Shares, the Company will take all necessary action to revise Schedule A to the Stockholders Agreements to reflect the issuance of additional Shares to Holder.
     2.4 Payment of Taxes. When the Warrant Price is paid to the Company, all such Warrant Shares shall be validly issued, fully paid and nonassessable and not subject to any preemptive rights or restrictions other than those restrictions pursuant to the Stockholders Agreements. The Company shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon Holder, in which case, Holder shall pay such taxes or charges. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issue or delivery of any certificate for Shares issuable upon exercise of this Warrant in any name other than that of Holder, and in such case, the Company shall not be required to register such Shares in any name other than Holder until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.
     2.5 Fractional Shares. The Company shall not be required to issue a fractional Share upon the exercise of this Warrant. As to any fraction of a Share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per Share of a Share on the date of exercise.
3. TRANSFER, DIVISION AND COMBINATION
     3.1 Transfer. Subject to the terms and conditions hereof and compliance with all applicable securities laws, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the principal office of the Company referred to in Section 2.2 or the office or agency designated by the Company pursuant to Section 12, together with (i) a written assignment of this Warrant substantially in the form of Exhibit B hereto duly executed by Holder or its agent or attorney, (ii) a copy of each of the Stockholders Agreements, and (iii) an acknowledgement executed by the transferee that the Warrant remains subject to the terms of the Stockholders Agreements. Upon such surrender the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

     3.2 Division and Combination. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by Holder or its agent or attorney. Subject to compliance with Section 3.1, as to any Transfer that may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.
     3.3 Expenses. The Company shall prepare, issue and deliver at its own cost and expense (other than transfer taxes) the new Warrant or Warrants under this Section 3.
     3.4 Maintenance of Books. The Company agrees to maintain, at its aforesaid office or agency, books for the registration and the registration of Transfer of the Warrants.
4. ADJUSTMENTS. The number of Shares for which this Warrant is exercisable, and the price at which such Shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Company shall give each Holder notice of any event described below, which requires an adjustment pursuant to this Section 4 at the time of such event.
     4.1 Distributions, Subdivisions and Combinations. If, at any time, the Company, or in the case of (d) below, the Company or the holders of the equity securities of the Company:
          (a) takes a record of holders of its Shares for the purpose of entitling them to receive a distribution payable in, or other distribution of, Additional Shares,
          (b) subdivides its outstanding Shares into a larger number of Shares,
          (c) combines its outstanding Shares into a smaller number of Shares, or
          (d) form a new holding company to be the parent of the Company and to own one hundred percent (100%) of the Shares (“Holdco”), then (i) the number (and kind, in the case of (d) above) of Warrant Shares represented by this Warrant immediately after the occurrence of any such event shall be adjusted to equal the number (and kind, in the case of (d) above) of Shares that a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Exercise Price shall be adjusted to equal (A) the then existing Exercise Price multiplied by the number of Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares for which this Warrant is exercisable immediately after such adjustment. In the case of (d) above, by way of illustration and not limitation, if Holdco is formed to own one hundred percent (100%) of the Shares and other equity interests of the Company and, immediately prior to such formation, ten percent (10%) of the Shares are subject to this Warrant, Holder shall receive a warrant to purchase ten percent (10%) of the common equity interests of Holdco upon the exchange and cancellation of this Warrant.

     4.2 Certain Other Distributions. If, at any time, the Company takes a record of holders of its Shares for the purpose of entitling them to receive any distribution of:
          (a) any evidences of its indebtedness, any other securities of any nature whatsoever (other than Additional Shares) or any other property, dividends or other cash distributions, or
          (b) any options to subscribe for or purchase any evidences of its indebtedness, or for any other securities of any nature whatsoever (other than Additional Shares) or for any other property, then (i) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the product of the number of Shares for which this Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per Share at the date of taking such record and (B) the denominator of which shall be such Current Market Price per Share at the date of taking such record, plus the amount of consideration, if any, paid by the holder of one (1) Share for such evidence of indebtedness, other securities or property, or Options so distributable and minus the amount allocable to one (1) Share of the fair value (as determined in good faith by the Board and supported by an opinion from an Independent Financial Expert) of any and all such evidences of indebtedness, Shares, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Exercise Price shall be adjusted to equal (A) the Exercise Price multiplied by the number of Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Shares for which this Warrant is exercisable immediately after such adjustment.
     4.3 Issuance of Additional Shares. If, at any time, Company issues or sells any Additional Shares other than Permitted Shares, in exchange for consideration in an amount per Additional Share less than the Exercise Price at the time the Additional Shares are issued, then
          (a) the Exercise Price for which this Warrant is exercisable shall be reduced to a price equal to the price obtained by multiplying (i) the Exercise Price in effect immediately prior to the issuance of such Additional Shares by (ii) a fraction of which (x) the numerator equals the sum of (i) the number of Fully Diluted Outstanding Shares immediately prior to such issue or sale and (ii) the number of additional Shares that the aggregate consideration received by Company upon such issue or sale would purchase at the Exercise Price in effect immediately prior to such issuance and (y) the denominator equals the total number of Fully Diluted Outstanding Shares outstanding immediately after such issue or sale; and
          (b) the number of Shares for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Exercise Price in effect immediately prior to such issue or sale by the number of Shares for which this Warrant is exercisable immediately prior to such issue or sale and dividing the product thereof by the Exercise Price resulting from the adjustment made pursuant to clause (i) above.
     4.4 Issuance of Warrants or Other Rights. If, at any time, the Company shall take a record of holders of its Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger where the Company is the surviving entity) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares other than Permitted Shares or any Convertible Securities other than Permitted Shares, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Share for which Shares are issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the number of Shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights or Convertible Securities. No further adjustments of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made upon the actual issue of such Shares or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Shares upon such conversion or exchange of such Convertible Securities.
     4.5 Issuance of Convertible Securities. If, at any time, the Company shall take a record of holders of its Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger where the Company is the surviving entity) issue or sell, any Convertible Securities other than Permitted Shares, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per Share for which Shares are issuable upon such conversion or exchange shall be less than the Exercise Price in effect immediately prior to the time of such issue or sale, then the number of Shares for which this Warrant is exercisable and the Exercise Price shall be adjusted as provided in Section 4.3 on the basis that the maximum number of Additional Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities that are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 4.4. No further adjustments of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made upon the actual issue of such Shares upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Shares for which this Warrant is exercisable and the Exercise Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made by reason of such issue or sale.
     4.6 Superseding Adjustment. If, at any time after any adjustment of the number of Shares for which this Warrant is exercisable and the Exercise Price has been made pursuant to Section 4.4 or Section 4.5 as the result of any issuance of warrants, rights or Convertible Securities:

          (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or
          (b) the consideration per Share for which Shares are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per Share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustments shall be rescinded and annulled and the Additional Shares that were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such warrants or rights or options or other Convertible Securities on the basis of:
          (c) treating the number of Additional Shares or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and
          (d) treating any such warrants or rights or any such other Convertible Securities that then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per Share for which Shares or other property are issuable under such warrants or rights or other Convertible Securities, whereupon a new adjustment of the number of Shares for which this Warrant is exercisable and the Exercise Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.
     4.7 Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the number of Shares for which this Warrant is exercisable and the Exercise Price provided for in this Section 4:
          (a) Computation of Consideration. To the extent that any Additional Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares or any Convertible Securities are issued for cash consideration, the consideration received by Company therefor shall be the amount of the cash received by Company therefor, or, if such Additional Shares or Convertible Securities are offered by Company for subscription, the subscription price, or, if such Additional Shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued distributions and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance is for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance as determined in good faith by the Board and supported by an opinion from an Independent Financial Expert. In case any Additional Shares or any

Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares or Convertible Securities shall be issued in connection with any merger where the Company issues any securities, the amount of consideration therefor shall be deemed to be the fair market value, as determined in good faith by the Board and supported by an opinion from an Independent Financial Expert of such portion of the assets and business of the nonsurviving entity as the Board in good faith shall determine to be attributable to such Additional Shares, Convertible Securities, warrants or other rights, as the case may be. The consideration for any Additional Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any Additional Shares issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. If any Additional Shares or Convertible Securities are issued at any time in payment or satisfaction of any distributions upon any class of Shares other than Shares, Company shall be deemed to have received for such Additional Shares or Convertible Securities a consideration equal to the amount of such distribution so paid or satisfied.
          (b) When Adjustments to Be Made. The adjustments required by this Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of the Shares, as provided for in Section 4.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% of the Shares for which this Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) that is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.
          (c) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Shares shall be taken into account to the nearest 1/100th of a Share.
          (d) When Adjustment Not Required. If the Company takes a record of holders of its Shares for the purpose of entitling them to receive a distribution or subscription or purchase rights and, thereafter and before the distribution to holders thereof, legally abandons its plan to pay or deliver such distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.
          (e) Challenge to Good Faith Determination. Whenever the Board is required to make a determination in good faith of the fair market value of any item under this Section 4,

the Holder may challenge such determination in good faith, and an Independent Financial Expert shall resolve any such dispute.
5. NOTICES TO WARRANT HOLDERS
     5.1 Notice of Adjustments. Whenever the number of Shares for which this Warrant is exercisable, or whenever the price at which such Shares may be purchased upon exercise of the Warrants, is adjusted pursuant to Section 4, the Company shall prepare a certificate to be executed by its chief financial officer, if any, or its principal financial officers in case there is no chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, Shares or stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4.2), specifying the number of Shares for which this Warrant is exercisable and describing the number and kind of any other Shares or other property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.2. The Company shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.
     5.2 Notice of Company Action. If at any time:
          (a) the Company takes a record of holders of its Shares for the purpose of entitling them to receive a distribution of any type including cash, property, or any right to subscribe for or purchase any evidences of its indebtedness, any Shares of any class or series or any other securities or property, or to receive any other right;
          (b) there is any capital reorganization of the Company, any reclassification or recapitalization of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another Person;
          (c) there is a voluntary or involuntary dissolution, liquidation or winding up of the Company.
then, in any one or more of such cases, the Company shall give to Holder: (i) at least twenty (20) days’ prior written notice of the date on which a record date shall be selected for such distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, and (ii) if any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up occurs, at least twenty (20) days’ prior written notice of the date when the same shall take place. Such notice also shall specify: (i) the date on which any such record is to be taken for the purpose of such distribution or right, the date on which Holders of Shares shall be entitled to any such distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which Holders of Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up. Each such written notice shall be deemed sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 14.2.
6. NO IMPAIRMENT. The Company shall not by any action, including, without limitation, through any amendment to its certificate of incorporation through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out all such actions as may be reasonably necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Shares upon the exercise of this Warrant, and (b) use its reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
7. RESERVATION AND AUTHORIZATION OF SHARES. From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued Shares as will be sufficient to permit the exercise in full of all outstanding Warrants. All Shares, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.
     Before taking any action that would result in an adjustment in the number of Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
     If any Shares required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority or other governmental approval or filing under any federal or state law before such Shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such Shares to be duly registered.
8. TAKING OF RECORD; SHARES AND WARRANT TRANSFER BOOKS. In the case of all distributions by the Company to holders of its Shares with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

9. RESTRICTIVE LEGEND. If certificated, each Share certificate representing Warrant Shares shall bear the following legends:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.
THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN VOTING AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.
Certificates evidencing the Warrant Shares shall not contain the legend set forth above: (i) following any sale of such Warrant Shares pursuant to an effective registration statement covering the resale of such security under the Securities Act, or (ii) following any sale of such Warrant Shares pursuant to Rule 144, or (iii) if requested by the Holder and such Warrant Shares are eligible for sale under Rule 144(k) (or any similar successor rule that may be promulgated by the Commission), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company may not make any notation on its records that enlarge the restrictions on transfer set forth in this Section.
10. SUPPLYING INFORMATION. The Company shall cooperate with each Holder of a Warrant and each holder of Warrant Shares in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale or transfer of any Warrant or Warrant Shares.
11. LOSS OR MUTILATION. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Warrant (which evidence shall be, in the case of an institutional investor, notice from such institutional investor of such ownership and such loss, theft, destruction or mutilation), and
          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Warrant is an institutional investor or has a minimum net worth of at least $500,000,000, such Holder’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Warrant, dated the date of the original Warrant.
12. OFFICE OF THE COMPANY. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant.
13. SECURITIES ACT MATTERS.
     13.1 Representations, Warranties and Covenants of Holder. The Holder hereby represents and warrants to, and agrees with, the Company as of the date of any exercise hereof that:
          (a) It is acquiring the Warrant Shares, for its own account, without a view to the distribution thereof in violation of the Securities Act, without prejudice, however, to Holder’s right to Transfer the Warrant Shares in compliance with applicable securities laws and the terms of the Stockholders Agreements.
          (b) It is an “accredited investor” within the meaning of Regulation D under the Securities Act.
          (c) It acknowledges that (i) the Warrant Shares have not been registered under the Securities Act, in reliance on the private offering exemption contained in Section 4(2) of the Securities Act and Regulation D thereunder; (ii) because the Warrant Shares are not so registered, it must bear the economic risk of holding the Warrant Shares for an indefinite period of time unless the Warrant Shares are subsequently, registered under the Securities Act or an exemption from such registration is available with respect thereto; and (iii) there is no trading market for the Warrant Shares and there is no expectation that such market will exist in the future.
          (d) It will not assign or transfer the Warrant Shares except in accordance and in compliance with the requirements of the Securities Act, as then in effect.
          (e) It acknowledges that (i) it has had ready access to any and all documents which it deems relevant to the acquisition of the Warrant Shares; (ii) the Company has made available to it at a reasonable time prior to the issuance of the Warrant Shares the opportunity to ask questions and receive answers concerning the Company and to obtain any additional information which the Company possesses or can be acquired without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by the Company; and (iii) it has reviewed or had the opportunity to review all such documents or information referred to above.
     13.2 Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, Holder as of the date of any exercise that:

          (a) This Warrant has been duly authorized, validly issued and is the valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.
          (b) Assuming the truth and accuracy of Holder’s representations and warranties contained in Section 13.1, the issuance of this Warrant and the issuance of Warrant Shares pursuant to this Warrant are exempt from the registration and prospectus delivery requirements of the Securities Act.
          (c) The Company agrees that neither it nor any Person acting on its behalf has offered or will offer this Warrant or the Warrant Shares or any part thereof or any similar securities for issue or sale to, or has solicited or will solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of this Warrant or the Warrant Shares hereunder within the provisions of the registration and prospectus delivery requirements of the Securities Act.
14. MISCELLANEOUS
     14.1 Nonwaiver and Expenses. If either party (the “Defaulting Party”) fails to comply with any provision of this Warrant, it shall pay to the other party such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the other party in enforcing any of its rights, powers or remedies hereunder. No course of dealing or any delay or failure to exercise any right hereunder on the part of a party shall operate as a waiver of such right or otherwise prejudice its rights, powers or remedies.
     14.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication to be made pursuant to the provisions of this Warrant shall be deemed sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, or by telecopy and confirmed by telecopy answerback, addressed as follows:
          (a) If to any Holder or holder of Warrant Shares, at its last known address appearing on the books of the Company maintained for such purpose.
          (b) If to the Company at:
Myriant Technologies, Inc.
Two Batterymarch Park
Suite 301
Quincy, MA 02169
Telephone: 617-657-5200
Facsimile: 617-657-5210
Attention: Stephen J. Gatto
or at such address as may be substituted by notice given as herein provided. The party entitled to receive any notice required hereunder may waive such notice in writing. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback, or three (3) Business Days after the same shall have been deposited in the United States mail. Notice by electronic mail shall not constitute effective notice hereunder.
     14.3 Successors and Assigns. Subject to the provisions of Sections 3.1, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. Holder has entered into the Stockholders Agreements with the Company and other members which imposes certain other restrictions on the transfer of the Warrant Shares. This Warrant and all rights evidenced hereby may be transferred by Holder to any Person in accordance with the terms of the Stockholders Agreements and law, including without limitation, the Securities Act.
     14.4 Remedies. Subject to the terms of the Stockholders Agreements, each holder of a Warrant or Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
     14.5 Amendment. This Warrant may be modified, restated, supplemented, waived or amended or the provisions hereof waived with the written consent of the Company and Holder.
     14.6 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
     14.7 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
     14.8 Governing Law. This Warrant shall be governed by the laws of the State of New York, without regard to the provisions thereof relating to conflict of laws.
     14.9 Facsimile Signature. The signature on this Warrant may be by facsimile, with original signature page to be substituted therefor.
     14.10 Non-Survival. The parties hereby agree that all the provisions of this Warrant shall terminate and be of no further force or effect on the earlier of the exercise in full of this Warrant and the Expiration Date; provided that if Holder exercises this Warrant on the Expiration Date, Company shall deliver to Holder the Warrant Shares even if such delivery shall occur after the Expiration Date.
     14.11 Counterparts. This Warrant may be executed by one or more of the parties to this Warrant on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     14.12 Reorganization of the Company or Reclassification of Shares. In the event the Company (a) converts, by merger or otherwise, to another type of entity including but not limited to a corporation or a limited partnership, or (b) reclassifies the Shares into any other class of equity (the result of such reclassification, “Reclassified Shares”), then Holder will be entitled to purchase the percentage of such Fully Diluted Outstanding (x) equity interests in such entity or (y) Reclassified Shares, as applicable, equal to the percentage of Fully Diluted Outstanding Shares provided for by, and on the same terms and conditions specified in, this Warrant.
15.LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by Holder to purchase Shares, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Shares or as a holder of Shares of Company, whether such liability is asserted by Company or by creditors of Company.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be duly executed by its authorized officer as of the date first above written.

Myriant Technologies, Inc.
By:	/s/ Stephen J. Gatto
	Name:	Stephen J. Gatto
	Title:	Chairman and CEO
Signature Page to
Myriant Technologies, Inc. Warrant
Page - 1

Camulos BioEnergy Partners LLC
By:	/s/ Michael Iuliano
	Name:	Michael Iuliano
	Title:	Authorized Signatory
Signature Page to
Myriant Technologies, Inc. Warrant
Page - 2

EXHIBIT A
SUBSCRIPTION FORM
[To be executed only upon exercise of Warrant]
     The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ____________ Shares of Myriant Technologies, Inc., a Delaware corporation, and herewith makes payment therefor, all at the price and on the terms and conditions specified in the Warrant, which certificates for the Shares hereby purchased (and any securities or property issuable upon such exercise) to be issued in the name of the undersigned and delivered to the undersigned as follows:

Name	Address

     If Shares and the certificates representing the Shares being purchased pursuant hereto are to be registered in a name or names other than the name of the holder of this Warrant, all transfer taxes payable upon such transfer shall be paid by the undersigned at the time of delivering the notice of exercise and such request.
     The undersigned acknowledges that, if certificated, each certificate for Warrant Shares issued upon exercise of the Warrant shall bear a legend to the effect that such Warrant Shares may not be transferred except upon compliance with the provisions of the Securities Act and applicable state securities laws, and each certificate for Warrant Shares transferred shall bear such a legend unless, in the opinion of counsel for the Company, such legend is not required.
     If the number of Shares shall not be all the Warrant Shares purchasable under this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the remaining balance of the Shares purchasable thereunder.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the names as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.
Exhibit A

EXHIBIT B
ASSIGNMENT FORM
     FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of Shares set forth below:

Name and Address of Assignee	No. of Shares

and does hereby irrevocably constitute and appoint _______________ attorney-in-fact to register such transfer on the books of Myriant Technologies, Inc. maintained for the purpose, with full power of substitution in the premises.
     If the number of Shares is not all of the Warrant Shares represented by this Warrant, a new Warrant of like tenor is to be issued in the name of and delivered to the undersigned for the balance remaining of the Shares represented by this Warrant.

Dated:	Print Name:

Signature:

Witness:

NOTICE:	The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.
Exhibit B

SCHEDULE A
PERMITTED SHARES
NONE.
Schedule A